UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 24, 2009

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31309	15-0327010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106
Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code (760) 602-9688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2009, Phoenix Footwear Group, Inc. (the “Company”) received written notice from the NYSE Amex LLC (the “NYSE Amex”), indicating that the Company does not meet certain of the continued listing standards of the NYSE Amex. Specifically, the notice stated that the Company is not in compliance with Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

On November 9, 2009, the Company submitted a plan to the NYSE Amex addressing how it intends to regain compliance with the continued listing standard by April 11, 2011.

On December 24, 2009, the Company received written notice from the NYSE Amex indicating it accepted the Company’s plan. Specifically, the notice stated the NYSE Amex had granted the Company an extension until April 11, 2011 to regain compliance with its continued listing standards and the Company will be subject to periodic review by the NYSE Amex during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex.

As required under NYSE Amex rules, the Company issued a press release on December 29, 2009, announcing that the NYSE Amex accepted the Company’s plan to regain compliance with the continued listing standard by April 11, 2011. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.
(Registrant)

Date: December 30, 2009	/s/ DENNIS T. NELSON
Dennis T. Nelson
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued December 29, 2009